SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — September 12, 2007
TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2263 East Vernon Avenue, Vernon, California		90058

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     Jeffrey Lubell, Chief Executive Officer and Chairman of the Board of Directors of True Religion Apparel, Inc. (the “Company”) has entered into a pre-arranged stock sales plan (the “Plan”) intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
     Under the Plan, a broker not affiliated with the Company may, over a period of time starting on October 17, 2007 and ending on April 17, 2008, sell up to 2,300,000 shares of Company common stock held by Mr. Lubell, as trustee of The Jeffrey Lubell Living Trust, at specific market prices, subject to specified limitations. The maximum number of shares to be sold pursuant to the Plan represents approximately 36% of Mr. Lubell’s combined current holdings of the Company’s common stock and options to purchase Company common stock.
     Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designed by the Company’s internal securities trading policy.
     Specific sales transactions under the Plan will be disclosed publicly as required by applicable securities laws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: September 17, 2007	By:	/s/ Peter F. Collins
		Name:	Peter F. Collins
		Title:	Chief Financial Officer